Exhibit 99.2

Riverbed Board of Directors Rejects Elliott’s Unsolicited Proposal

SAN FRANCISCO – January 15, 2014 – Riverbed Technology (NASDAQ:RVBD), the leader in application performance infrastructure, today announced that its Board of Directors, after consideration with independent legal and financial advisors, has unanimously determined not to pursue the unsolicited proposal from Elliott Management Corporation to acquire all of the outstanding shares of Riverbed common stock for $19.00 per share, as it believes the proposal undervalues the Company and is not in the best interests of shareholders.

“Riverbed has been executing a strategy focused on the creation of sustained growth for our business and increasing value for all of our shareholders,” said Jerry M. Kennelly, chairman and CEO, Riverbed. “Earlier today, we announced favorable preliminary fourth quarter 2013 results and our first quarter 2014 view, which are indicative of the strong early traction we have achieved against our strategy.”

“While the Board will carefully review any credible offer made to acquire the company, any such offer must deliver value to our shareholders in excess of what we believe will be created as we execute on our growth plans and capitalize on the significant investments we have already made in that regard,” continued Kennelly. “As customers continue to adopt the full breadth of our Application Performance Platform to achieve the benefits of location-independent computing, we expect to increase our share of the $11 billion application performance infrastructure market.”

Goldman Sachs is serving as financial advisor to Riverbed and Wilson Sonsini Goodrich & Rosati is serving as legal advisor.

Forward-Looking Statements

This press release contains forward-looking statements, including those in respect of our growth and platform strategy, and market share. These forward-looking statements involve risks and uncertainties. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2012, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed® is the leader in Application Performance Infrastructure, delivering the most complete platform for location-independent computing. Location-independent computing turns location and distance into a competitive advantage by allowing IT to have the flexibility to host applications and data in the most optimal locations while ensuring applications perform as expected, data is always available when needed, and performance issues are detected and fixed before end users notice. Riverbed’s 24,000+ customers include 97% of the Fortune 100 and 95% of the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

CONTACT INFORMATION

MEDIA CONTACTS

Sard Verbinnen & Co

John Christiansen / Michael Henson

415-618-8750 / 212-687-8080

jchristiansen@sardverb.com / mhenson@sardverb.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

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